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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

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         14a-6(e)(2))
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    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                          MAUNA LOA MACADAMIA PARTNERS, L.P.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAUNA LOA MACADAMIA PARTNERS, L.P.                    828 Fort Street, Suite 205
                                                      Honolulu, HI 96813
                                                      Telephone: (808) 532-4130
                                                      Fax: (808) 532-4131

Thursday, June 18, 1998

Dear Mauna Loa Unitholder:

On June 9, 1998, a Mr. Channing Lushbough wrote a letter to Mauna Loa unitholders, which greatly distorted the pending merger with C. Brewer Homes, Inc. Hopefully you have read my response to this letter.

Since the issuance of the Lushbough letter on June 9, the share price for Mauna Loa Partners has generally fallen. Obviously, your Board of Directors is concerned about the sudden deterioration in value, since the stock price had been firm from the date of the original announcement of the merger in November 1997 until early June 1998, when the Lushbough letter was distributed. The whole purpose of this merger has been to increase shareholder values.

We do not believe that the Lushbough letter will increase shareholder value, as following the erroneous advice of Channing Lushbough can only unsettle the market and further deteriorate shareholder values.

YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" THE MERGER.

Enclosed is a new proxy ballot. If you have already voted, thank you very much. If you have voted "no", we urge you to change your vote to "FOR". If you have not voted, this would be an excellent time to counteract the Lushbough negative campaign and vote "FOR" the merger. (Unfortunately, a non-vote is the same as a "no" vote, which may not be your intention.)

Because the meeting date is June 26, I suggest you vote by telephone. The telephone number is located on the upper left-hand section of your ballot and you will need to enter your 10 or 12 digit control number, which is located on the right-hand side of your ballot.

Thank you for your support of management and your Board of Directors.

                                          Very truly yours,

                                          /s/ Kent T. Lucien

                                          President of Mauna Loa Resources Inc.

Enclosure